SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BIO-KEY INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

July 10, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of BIO-key International, Inc., on Thursday, August 22, 2024, at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by signing, dating and returning your proxy card in the enclosed envelope, voting by internet, or voting by telephone as described in the Proxy Statement. Your shares will be voted in accordance with the instructions you have given in your proxy.

Our board of directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,

Michael W. DePasquale
Chairman and Chief Executive Officer

BIO-key International, Inc.
101 Crawfords Corner Road, Suite 4116

Holmdel, NJ 07733

Notice of Annual Meeting of Stockholders
Thursday, August 22, 2024

To Our Stockholders:

The Annual Meeting of Stockholders of BIO-key International. Inc., a Delaware corporation (the “Company”), will be held on Thursday, August 22, 2024, at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733:

1.	To elect five members of the board of directors to serve until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	To ratify the selection of Bush & Associates CPA LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3.	To approve, on an advisory basis, our executive compensation;

4.	To approve, on an advisory basis, the frequency of the advisory approval of our executive compensation; and

5.	To transact such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

All stockholders are invited to attend the meeting. Holders of record of the Company’s common stock at the close of business on July 1, 2024, are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Michael W. DePasquale

Chairman of the Board of Directors

Holmdel, NJ
July 10, 2024

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PRINCIPAL STOCKHOLDERS	4

PROPOSAL 1: ELECTION OF DIRECTORS	6

CORPORATE GOVERNANCE	9

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	12

EXECUTIVE COMPENSATION	12

DIRECTOR COMPENSATION	20

PROPOSAL 2: RATIFICATION OF THE SELECTION OF BUSH & ASSOCIATES CPA LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024	21

REPORT OF THE AUDIT COMMITTEE	22

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	23

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	24

DELINQUENT SECTION 16(a) REPORTS	24

STOCKHOLDER PROPOSALS	25

STOCKHOLDER COMMUNICATIONS	26

OTHER MATTERS	26

ANNUAL REPORT ON FORM 10-K	26

WHERE YOU CAN FIND MORE INFORMATION	26

i

BIO-key International, Inc.
101 Crawfords Corner Road, Suite 4116

Holmdel, NJ 07733

PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited by the board of directors of BIO-key International, Inc. (the “Company,” “we” or “us”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, August 22, 2024, at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733, and at any continuation, adjournment or postponement thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who Can Attend and Vote

Only holders of our common stock of record at the close of business on July 1, 2024, the record date, are entitled to notice of and to vote at the Annual Meeting, and at any continuation(s), postponement(s) or adjournment(s) thereof. As of the record date, 1,814,228 shares of our common stock, par value $.0001 per share (“common stock”), were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the Annual Meeting. The common stock does not have cumulative voting rights.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or by completing, dating and signing the proxy and promptly returning it, by telephone, or electronically through the internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “FOR” such proposal or, in the case of the election of directors, as a vote “FOR” election of the five nominees presented by the board of directors, or, in the case of the vote on the frequency of the advisory approval of our executive compensation, “1 YEAR”.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting.

Applicable stock exchange rules restrict when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director elections, executive compensation, and other significant matters absent instructions from the beneficial owner. As a result, if you are a street name stockholder, and you do not give voting instructions, the holder of record will not be permitted to vote your shares with respect to Proposal No. 1- Election of Directors Proposal, Proposal No. 3- Advisory Vote on Executive Compensation, or Proposal No. 4—Advisory Vote on Frequency Of Future “Say-On-Pay” Advisory Votes and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-votes would be counted as present at the Annual Meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to each of Proposal Nos. 1, 3 and 4. If you are a street name stockholder, and you do not give voting instructions, the record holder will be entitled to vote your shares with respect to Proposal No. 2- Ratification of the Appointment of Bush & Associates CPA LLC as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2024 in its discretion.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access. These charges include usage charges from telephone companies and internet access providers. The stockholder will bear the cost of these charges.

Procedural Matters

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

●

By Internet. You may submit a proxy electronically via the internet by following the instructions provided on the proxy card. Please have your proxy card in hand when you access the website. Internet voting facilities will close at 11:59 p.m. ET on August 21, 2024.

●

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have the proxy card in hand when you call. Telephone voting facilities will close at 11:59 p.m. ET on August 21, 2024.

●

By Mail. You may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope in accordance with the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the Annual Meeting so that your shares will be voted even if you are unable to attend.

●

In Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

Quorum

The presence at the Annual Meeting in person or by proxy of holders of a majority of our common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum.

Required Vote, Abstentions and Broker Non-Votes

Only stockholders of record at the close of business on July 1, 2024 have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

●

Directors will be elected by a plurality of all votes cast. You may vote “FOR ALL NOMINEES,” “WITHHOLD FOR ALL NOMINEES” or “FOR ALL EXCEPT” for the director nominees. Withheld votes and broker non-votes will have no effect on Proposal No. 1.

●

Ratification of the selection of Bush & Associates CPA LLC as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of Bush & Associates CPA LLC as our independent registered public accounting firm. Abstentions will have the same effect as a vote against Proposal No. 2. We do not expect any broker non-votes in connection with respect to Proposal No. 2.

●

Approval, on an advisory basis, of our executive compensation will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve, on an advisory basis, our executive compensation. Abstentions will have the same effect as a vote against Proposal No. 3 and broker non-votes will have no effect on Proposal No. 3.

●

The frequency of advisory approval of our executive compensation will be approved, on an advisory basis, based upon which option receives the highest number of votes cast by stockholders. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on the proposal to approve, on an advisory basis, the frequency of advisory approval of our executive compensation. Abstentions and broker non-votes will have no effect on Proposal No. 4.

A “withheld vote,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposals to be presented at the annual meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal.

Generally, “broker non-votes” occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. As a result, we do not expect any broker non-votes in connection with the ratification of our independent registered public accounting firm.

Default Voting

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the board’s recommendations, which are as follows:

●	FOR the election of the five persons named in this proxy statement as the board’s nominees for election as directors;

●	FOR the ratification of the selection of Bush & Associates CPA LLC as our independent registered public accounting firm for the year ending December 31, 2024;

●	FOR the approval, on an advisory basis, of our executive compensation;

●	1 YEAR as the preferred frequency of future advisory votes to approve our executive compensation; and

●	FOR approval of authority to transact such other business as may properly come before the Annual Meeting.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

How to Revoke

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Expenses of Solicitation

Our board of directors is asking for your proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience.

We will bear the costs incidental to the solicitation and obtaining of proxies, including the costs of reimbursing banks, brokers and other nominees for forwarding proxy materials to beneficial owners of our common stock. Proxies may be solicited by our officers and employees, without extra compensation, by mail, telephone, telefax, personal interviews, and other methods of communication.

Stockholder List

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and at our corporate offices located at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733, beginning August 12, 2024, during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

Householding/Delivery of Documents to Stockholders

The SEC rules permit registrants to adopt a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of proxy materials, unless one or more of these stockholders notifies the registrant that they wish to continue receiving individual sets. This procedure reduces printing costs and postage fees incurred by the registrant.

We have not adopted this householding procedure with respect to our record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of our common stock. If your family has multiple accounts by which you hold common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple sets. Those options are available to you at any time.

Beginning on or about July 12, 2024, we mailed to our stockholders our Annual Report on Form 10-K for the year ended December 31, 2023, which includes our audited consolidated financial statements, together with these proxy materials.

PRINCIPAL STOCKHOLDERS

Common Stock

The following table sets forth, as of July 1, 2024 information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current executive officers and directors, both individually and as a group.

The beneficial owners and number of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as awarded, and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of July 1, 2024 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 1,814,228 shares of common stock outstanding on July 1, 2024.

	Amount and Nature		Percentage
	of Beneficial		of
Name and Address of Beneficial Owner (1)	Ownership		Class

Directors and Executive Officers

Michael W. DePasquale	24,872	(2)	1.4%
Cecilia C. Welch	2,244	(3)	*
Mira K. LaCous	1,515	(4)	*
James D. Sullivan	34,949	(5)	1.9%
Robert J. Michel	3,719	(6)	*
Emmanuel Alia	3,386	(7)	*
Cameron E. Williams	2,053	(8)	*
Wong Kwok Fong (Kelvin)	31,878	(9)	1.8%
All officers and directors as a group (eight (8) persons)	104,616		5.8%

Beneficial Owner

Armistice Capital, LLC	121,494	(10)	6.7%

*	Less than 1%

(1)	Unless otherwise indicated, the address of each person listed below is c/o BIO-key International, Inc., 101 Crawfords Corner Rd, Suite 4116, Holmdel, NJ 07733.

(2)	Includes 464 shares issuable on exercise of options, 9,167 shares issuable upon exercise of warrants, and 4,121 shares of restricted stock of which 2,594 remain subject to vesting.

(3)	Includes 348 of shares issuable upon exercise of options and 3,565 shares of restricted stock of which 2,223 remain subject to vesting.

(4)	Includes 174 of shares issuable upon exercise of options and 1,203 shares of restricted stock of which 695 remain subject to vesting.

(5)	Includes 348 of shares issuable on exercise of options, 12,667 shares issuable upon exercise of warrants, and 3,565 shares of restricted stock of which 2,223 remain subject to vesting.

(6)	Includes 47 of shares issuable on exercise of options and 278 shares of restricted stock of which 278 remain subject to vesting.

(7)	Includes 278 shares of restricted stock of which 278 remain subject to vesting.

(8)	Includes 278 of shares of restricted stock of which 278 remain subject to vesting.

(9)

Includes 464 of shares issuable on exercise of options and 787 shares of restricted stock of which 371 remain subject to vesting. The address of Kelvin is Flat C, 27/F, Block 5, Grand Pacific Views, Siu Lam, Hong Kong N7.

(10)

Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the 121,494 shares of common stock, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities held by the Master Fund and thus may be deemed to beneficially own the securities held by the Master Fund. Steven Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address of Armistice Capital, LLC is 510 Madison Avenue, 7th Floor, New York, NY 10022.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is presently comprised of five members who hold office until each director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Each nominee for director has been nominated for a one-year term to serve until the 2025 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Our nominating and corporate governance committee recommended Messrs. DePasquale, Wong, Michel, Alia and Williams as nominees to our board of directors. Each of the nominees for election is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The nominees have consented to being nominated and have expressed their intention to serve if elected. We have no reason to believe that the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees recommended by our nominating and corporate governance committee should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the board of directors or the board of directors may elect to reduce its size. Only the nominees or substitute nominees designated by the board of directors will be eligible to stand for election as directors at the Annual Meeting.

Nominees for Board of Directors

We believe that our board of directors should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe that experience, qualifications, or skills in the following areas are most important: technology applications, development, and distribution; accounting and finance; government affairs; design, innovation and engineering; strategic planning; human resources and development practices; and board practices of other corporations. We believe that our current board members possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each board member below. The principal occupation, business experience for at least the past five years, and the age as of July 1, 2024, of each director nominee is included below.

Michael W. DePasquale, 69, has served as our Chief Executive Officer and a Director since January 3, 2003, and Chairman of the Board since January 29, 2014. He served as Co-Chief Executive Officer of the Company from July 2005 to August 2006. Mr. DePasquale brings more than 30 years of executive management, sales and marketing experience to the Company. Mr. DePasquale has held executive management positions with McGraw-Hill, Digital Equipment Corporation, and other companies in the software and professional services industries. Mr. DePasquale earned a Bachelor of Science degree from the New Jersey Institute of Technology. He serves as the Vice Chairman on the Board of Directors of the International Biometrics and Identification Industry Association. We believe Mr. DePasquale’s qualifications to sit on the board of directors include his extensive executive management experience in the technology sector and biometric industry expertise which strengthen the board’s collective qualifications, skills and experience.

Robert J. Michel, 67, has served as a Director of the Company since April 10, 2017. He has over 30 years of accounting and financial management experience. Since September, 2018, he has served as the Chief Financial Officer of Daxor Corporation (Nasdaq: DXR), a medical device manufacturing company specializing in blood volume analysis. Prior to Daxor, from November, 2017 until September 2018, Mr. Michel served as the CFO of Roadway Moving, Inc., a transportation, moving and storage company located in New York City. Mr. Michel spent 15 years at Asta Funding, Inc. (Nasdaq: ASFI), a diversified financial services company, including serving as its Chief Financial Officer from 2009 until 2017 where he was responsible for all financial matters and SEC reporting. Mr. Michel is a certified public accountant, earned an MBA in Taxation from St. John’s University, and a BS in Business Administration from Villanova University. We believe Mr. Michel’s qualifications to sit on the board of directors include his substantial experience in accounting and financial management for public companies which provide the board with a deep knowledge of financial and SEC reporting and strengthen the board’s collective qualifications, skills, and experience.

Wong Kwok Fong (Kelvin), 60, has served as a Director of the Company since December 4, 2015, as Managing Director of our Hong Kong Subsidiary since August 2016, and as Vice-Chairman of the Board of Directors since March 2019. He is the co-founder of China Goldjoy Group (previously World Wide Touch Technology Holdings Limited), a company listed on The Stock Exchange of Hong Kong. From 1997 until August, 2015, Mr. Wong served as the Chairman of China Goldjoy Group and served as its Chief Technology Officer through October 2016. During this time, Kelvin played a significant role in the substantial growth of the business. Kelvin brings over 25 years of senior management experience in manufacturing, supply chain, and marketing functions in the electronics and technology industries, including establishing manufacturing plants in Hong Kong and China, and building an extensive network in the electronics and technology industries. We believe Kelvin’s qualifications to sit on the board of directors include his substantial experience in the technology industry, including biometrics and payment systems, and serving the Asian markets, which broaden and strengthen the board’s collective qualifications, skills, and experience.

Emmanuel Alia (Manny), 59, was appointed Director of the Company on April 3, 2020. Since 2018, Mr. Alia has been providing management consulting services as an advisor to businesses seeking market entry strategies to emerging markets such as Africa and the Caribbean. From 2011 to 2018, Mr. Alia served as an Executive Director at the Corporate and Investment division of JPMorgan, and as a Senior Vice-President at CHASE Bank’s Consumer and Community Banking specializing in the financial and banking services industry and opportunities in Africa. During Mr. Alia’s tenure with JPMorgan, he served as head of Wholesale Operations in the Receivables Operations of the Global banking operations in the US and Canada, head of Retail Banking in the Greater Detroit area, and head of branches in the New York and New Jersey areas. For two years Mr. Alia was co-chair of the Black Organizational Leadership Development, an employee networking group in JPMorgan that works with firm’s leadership to strengthen the firm’s message, strategies and community outreach globally. Mr. Alia received a Bachelor of Arts in Accounting from Southeastern University and a Master of Business Administration (MBA) from Cornell University. We believe Mr. Alia’s qualifications to sit on the board of directors include his extensive industry experience and connections and networking abilities in the African communities and markets which further broaden and strengthen the board’s collective qualifications, skills, and experience.

Cameron E. Williams, 77, was appointed Director of the Company on June 2, 2023. Mr. Williams has over 40 years of financial and executive management experience. Since 2014, he has served as the principal of CEW Advisory Services, a consulting firm he founded which provides strategic planning and related services to the consumer lending industry. He previously founded CEW Solutions which provided fraud investigation services to insurance companies, law firms, and third-party administrators. From 2007 to 2009, Mr. Williams served as COO of Asta Funding, Inc., a publicly traded diversified financial services company where he was responsible for the sourcing and financial analysis of distressed consumer assets. From 1998 to 2007, Mr. Williams served as President of Popular Financial Holdings, an affiliate of Popular, Inc., a $36 billion banking organization. Mr. Williams began his career in the banking industry holding financial management positions with Security Pacific Financial Services, BankAmerica Financial, Inc., and Security Pacific Financial Services System, Inc. Mr. Williams earned a Bachelor’s in Accounting and completed graduate coursework at San Diego State University. We believe Mr. Williams’ extensive financial and executive management experience in a variety of industries strengthens the Board’s collective qualifications, skills, and experience.

Required Vote

Approval of this proposal requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote on this proposal at the Annual Meeting. This means that the five nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The board of directors recommends a vote FOR each of the director nominees.

Non-Director Executive Officers

The following sets forth information regarding our non-director executive officers:

Name	Age	Position

Cecilia Welch	64	Chief Financial Officer
Mira K. LaCous	62	Chief Technology Officer
James Sullivan	56	Senior Vice President of Strategy and Compliance, Chief Legal Officer

Cecilia C. Welch has served as the Chief Financial Officer of the Company since December 21, 2009. Ms. Welch joined the Company in 2007 as Corporate Controller. Prior to joining the Company, Ms. Welch has held senior financial management positions in various industries, including software and manufacturing. Ms. Welch has a Bachelor’s degree in Accounting from Franklin Pierce University.

Mira K. LaCous has served as Chief Technology Officer of the Company since March 13, 2014, as Senior Vice President of Technology & Development since 2012, and as our Vice President of Technology and Development since 2000. Ms. LaCous has over 35 years of product/project management, solution architecture, software development, team leadership and customer relations experience, with a background that includes successfully bringing numerous innovative products and technologies to market, including automated voice response systems, automated building control systems, software piracy protection, internet training materials and testing, WYSIWYG page layout and design software, image scanning/recognition software and systems, biometric security systems and algorithms, automated national ID systems using biometrics, and mobile applications with secure frameworks. Ms. LaCous has been a speaker at multiple conferences and has worked with teams around the globe bringing biometric technology deployments to life. Ms. LaCous is the author of eight US patented technologies, multiple international patents and lead the engineering team in developing other patents and inventive technologies. Ms. LaCous earned a Bachelor’s degree in Computer Science, with mathematics and physics from North Dakota State University.

James D. Sullivan has served as BIO-key’s Senior Vice President of Strategy and Compliance and Chief Legal Officer since February 2020, as Senior Vice President of Strategy and Business Development from April 2012 through December 2018, and the dual role as Senior Vice President of Global Sales from August 2015 through December of 2016. Mr. Sullivan is a recognized expert in privacy, cybersecurity, and biometric authentication for workforce and consumer applications. During his twenty years with the Company, Mr. Sullivan has directly worked with dozens of the Company’s customers, including AT&T, Israel Defense Forces, LexisNexis, NCR and Omnicell, as well as large-scale biometric-centered identity management projects that interface daily with millions of corporate and consumer users. Mr. Sullivan earned a Juris Doctor with Honors from Georgia State University College of Law, is a member of the Georgia Bar, and enrolled to practice before the IRS. Mr. Sullivan has an undergraduate degree in Computer Science from Brown University and has over 26 years of experience in IT projects and implementation, including directly working with security and identity management solutions at the Company, Computer Associates, Platinum Technology, and Memco Software.

CORPORATE GOVERNANCE

Director Independence

As required under the NASDAQ Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Based upon such definition and SEC regulations, we have determined that Robert Michel, Emmanuel Alia, and Cameron Williams, are “independent” under NASDAQ standards.

Board Leadership Structure and Role in Risk Oversight

We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as our board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman is in the best interest of our stockholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and our industry, as well as fostering greater communication between our management and the board.

Our corporate governance guidelines provide that the board of directors is responsible for reviewing the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our audit committee, which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies.

Committees of the Board of Directors

Audit Committee

Our audit committee is comprised of Cameron Williams (Chair), Robert Michel, and Emmanuel Alia each of whom meets the independence standards for purposes of serving on an audit committee established by NASDAQ and under the Exchange Act. Our audit committee (i) assists the board of directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, and corporate policies and controls, (ii) has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm, and (iii) is responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to our audit committee. Our board of directors has determined that both Cameron Williams and Robert Michel qualify as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our audit committee operates under a written charter that is reviewed annually. The charter is available on our website at www.bio-key.com. The audit committee held one meeting during the year ended December 31, 2023.

Compensation Committee

Our compensation committee is comprised of Cameron Williams (Chair) and Robert Michel, both of whom meet the independence standards established by NASDAQ and under the Exchange Act. The compensation committee’s duties include overseeing our overall compensation philosophy, policies and programs. This includes reviewing and analyzing the design and function of our various compensation components, establishing salaries, incentives and other forms of compensation for officers and non-employee directors, and administering our equity incentive plan. In fulfilling its responsibilities, the compensation committee has the authority to delegate any or all of its responsibilities to a subcommittee of the compensation committee.

Our compensation committee operates under a written charter that is reviewed annually. The charter is available on our website at www.bio-key.com. The compensation committee held one meeting during the year ended December 31, 2023.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Emmanuel Alia (Chair) and Cameron E. Williams, each of whom meet the independence standards established by Nasdaq and under the Exchange Act. The nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters.

Our nominating and corporate governance committee operates under a written charter that is reviewed annually. The charter is available on our website at www.bio-key.com. The nominating and corporate governance committee held one meeting during the year ended December 31, 2023.

Considerations in Evaluating Director Nominees

In selecting nominees for director, without regard to the source of the recommendation, our nominating and corporate governance uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee may consider, among other things, the current size and composition of our board of directors, the needs of our board of directors, and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee may consider include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, leadership skills, potential conflicts of interest, and other commitments. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. In addition, our nominating and corporate governance committee considers all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future.

Although our board of directors does not maintain a specific policy with respect to board diversity, we believe that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences in reviewing candidates for nomination to the board of directors. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Hedging and Pledging Policy

To prevent speculation in our equity securities, employees, officers, and directors of the Company are prohibited from engaging in transactions in options, puts, calls or similar instruments involving our common stock. No form of hedging transaction is specifically permitted under the policy. Employees, officers, and directors may not hold shares of our common stock in a margin account at any time and are prohibited from pledging shares of our common stock while in possession of material non-public information.

Board Diversity Matrix

The table below provides certain information regarding the composition of our current board of directors and is provided in accordance with applicable Nasdaq listing requirements. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of July 1, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	—	5	—
Part II: Demographic Background
African American or Black		1	—
Asian		1	—
White	—	3	—

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider director candidates recommended by stockholders so long as such recommendations comply with our certificate of incorporation, our bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with our charter, bylaws, policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, evidence of the recommending stockholder’s ownership of our common stock, and written consent from the candidate confirming willingness to serve on our board of directors, if elected. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Director Attendance

During 2023, the board of directors held seven meetings. Each of our directors attended at least 75% of all meetings of the board of directors and any committees on which such director was a member, except that Thomas E. Bush, III did not attend 75% of all meetings of the board of directors in 2023 prior to his resignation from the Board on November 3, 2023.

Although we do not have a specific director attendance policy, directors are encouraged to attend the annual meetings of stockholders.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code. We intend to disclose amendments or waivers of the Code of Ethics on our website within four business days. Any person may obtain a copy of our Code of Ethics free of charge by sending a written request for such to the attention of the Chief Financial Officer of the Company, 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Standstill Agreement with Principal Stockholder

Pursuant to separate securities purchase agreements dated October 29, 2015 and November 11, 2015 with Wong Kwok Fong (Kelvin), we issued and sold shares of series A-1 stock to Kelvin which were subsequently converted into shares of our common stock. The forgoing agreements contain a standstill provision (the “Standstill”) which prohibits Kelvin either alone or together with any other person, from acquiring additional shares of our common stock or any of our assets, soliciting proxies, or seeking representation on our board of directors. Kelvin is the Co-Chairman of the board of directors and an executive officer.

2023 Public Securities Offering

On October 31, 2023, we completed a public offering of shares of common stock and warrants resulting in net proceeds of approximately $3.3 million, after deducting placement agent fees and estimated offering expenses. Units comprised of shares of common stock and warrants to purchase common stock were purchased at a per unit price of $3.15, and warrants have an exercise price of $3.15. Michael W. DePasquale, our Chairman of the Board of Directors and Chief Executive Officer, James D. Sullivan, our Vice President of Strategy and Compliance, Chief Legal Officer, and Mr. Sullivan’s spouse each participated in the public offering. Mr. DePasquale purchased 9,167 shares of common stock and a warrant to purchase 9,167 shares of common stock for a total purchase price of $28,875. Mr. Sullivan purchased 12,667 shares of common stock and a warrant to purchase 12,667 shares of common stock for a total purchase price of $39,000, and his spouse purchased 3,173 shares of common stock and a warrant to purchase 3,173 shares of common stock for a total purchase price of $9,993.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid to or accrued by our chief executive officer and the two most highly compensated executive officers other than our chief executive officer, for the fiscal years ended December 31, 2023 and 2022:

SUMMARY COMPENSATION TABLE

			Stock	All Other
Name and Principal		Salary	Awards	Compensation		Total
Position	Year	($)	($) (1)	($) (2)		($)

Michael W. DePasquale	2023	271,250	19,250	1,027		291,527
Chief Executive Officer	2022	295,833	75,250	997		372,080

Cecilia C. Welch	2023	189,875	16,500	1,320		207,695
Chief Financial Officer	2022	204,167	64,500	1,119		269,786

James D. Sullivan	2023	212,479	16,500	6,433	(3)	235,412
Chief Legal Officer	2022	233,333	64,500	134,157	(4)	431,990

(1)

The aggregate grant date fair value of the restricted shares is calculated by the multiplying the quantity of shares issued by the closing trading price of the shares on the date of issuance calculated under FASB ASC 718.

(2)	Consists of life insurance premiums paid by the Company except as otherwise noted.

(3)	Consists of $5,102 of sales commissions and $1,331 of life insurance premiums paid by the Company.

(4)	Consists of $132,826 of sales commissions and $1,331 of life insurance premiums paid by the Company.

Narrative Disclosure to Summary Compensation Table

Compensation for our executives is comprised of three main components: base salary, annual performance-based cash bonus, and long-term equity awards. We do not target a specific weighting of these three components or use a prescribed formula to establish pay levels. Rather, the board of directors and compensation committee considers changes in the business, external market factors and our financial position each year when determining pay levels and allocating between long-term and current compensation for the named executive officers.

Cash compensation is comprised of base salary and an annual performance-based cash bonus opportunity. The compensation committee generally seeks to set a named executive officer’s targeted total cash compensation opportunity within a range that is the average of the applicable peer company and/or general industry compensation survey data, adjusted as appropriate for individual performance and internal pay equity and labor market conditions.

In setting cash compensation levels, we favor a balance in which base salaries are generally targeted at slightly below the peer average and a bonus opportunity that is targeted at slightly above the average. Effective January 16, 2023, we decreased the base compensation of Mr. DePasquale, Mr. Sullivan and Ms. Welch as part of the revised budget for the year. Effective March 1, 2022, we increased the base compensation of Mr. DePasquale, Mr. Sullivan and Ms. Welch.

Performance-based bonuses have historically been based upon the achievement of certain revenue milestones established by the compensation committee. The committee believes that this higher emphasis on performance-based cash bonuses places an appropriate linkage between a named executive officer’s pay, his or her individual performance, and the achievement of specific business goals by placing a higher proportion of annual cash compensation at risk, thereby aligning executive opportunity with the interests of stockholders. None of the revenue milestones were achieved in 2022 or 2023.

We also include an equity component as part of our compensation package because we believe that equity-based compensation aligns the long-term interests of our named executive officers with those of stockholders. In 2022, we issued restricted stock awards to each of our named executive officers in recognition of the revenue growth of the Company in 2021 and successful integration of Portal Guard, and revenue growth of the Company in 2022 and successful integration of Swivel Secure, respectively. The restricted stock awards vest in three equal annual installments over a three-year period commencing on the date of grant, subject to continued employment with or service to the Company through the applicable vesting date.

These cash and equity compensation components of pay are supplemented by various benefit plans that provide health, life, accident, disability and severance benefits, most of which are the same as the benefits provided to all of our US based employees.

Employment Agreements

On March 26, 2010, we entered into an employment agreement, effective as of March 25, 2010, with Michael W. DePasquale to serve as our Chief Executive Officer until March 24, 2011. The agreement automatically renews for subsequent one-year terms, unless the employment relationship is terminated by either party, or modified in accordance with the terms and conditions of the agreement. Since 2018, Mr. DePasquale’s annual base salary has been $275,000, subject to adjustment by the compensation committee. In addition to the base salary, a “Performance Bonus” may be awarded to Mr. DePasquale on the basis of the Company achieving certain corporate and strategic performance goals, as determined by the compensation committee in its sole discretion. The employment agreement contains standard and customary confidentiality, non-solicitation and “work made for hire” provisions as well as a covenant not to compete which prohibits Mr. DePasquale from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of his employment and for the one-year period thereafter. This agreement also contains a number of termination and change in control provisions as described under the captions “Termination Arrangements” and “Change in Control Provisions” below.

On April 5, 2017, we entered into an employment agreement with James Sullivan. The agreement automatically renews for subsequent one-year terms, unless terminated by the Company upon at least two months prior written notice which is treated as termination without cause. Since 2021, Mr. Sullivan’s annual base salary has been $225,000, subject to adjustment by the compensation committee. The agreement contains standard and customary confidentiality, technical invention provisions as well as non-competition and non-solicitation covenants which prohibit Mr. Sullivan from doing business with any current or prospective customer of the Company or engaging in any business competitive with that of the Company during the term or his employment and for the one-year period thereafter. The agreement also contains a number of termination provisions as described under the caption “Termination Agreements” below.

On May 15, 2013, we entered into an employment agreement with Cecilia Welch to serve as the Chief Financial Officer of the Company until May 2014. The agreement automatically renews for subsequent one-year terms, unless the employment relationship is terminated by either party, or modified in accordance with the terms and conditions of the agreement. The employment agreement contains standard and customary confidentiality, technical invention provisions, as well as a covenant not to compete, which prohibits Ms. Welch from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of her employment and for the one-year period thereafter. The agreement also contains a number of termination provisions as described under the caption “Termination Agreements” below.

Stock Option Grants and Restricted Stock Awards

In the event of any change in the outstanding shares of our common stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the board deems to be similar circumstances, the number and kind of shares subject to outstanding options and restricted stock awards, and the exercise price of such options shall be appropriately adjusted. Restricted Furthermore, option agreements and restricted stock award agreements contain change of control provisions as described under the caption “Change in Control Provisions” below.

Outstanding Equity Awards at December 31, 2023

The following table sets forth for each named executive officer, information regarding outstanding equity awards as at December 31, 2023.

	Option Awards			Stock Awards
						Market value
	Number of			Number of		of
	securities			shares or		shares of
	underlying			units		units of
	unexercised	Option		of stock that		stock that
	options	exercise	Option	have not		have not
	exercisable	price	expiration	vested		vested
Name	(#)	($)	date	(#)		($)(1)

Michael W. DePasquale	1,737	381.60	3/16/2024	3,242	(2)	9,726
	232	282.24	3/23/2025	-		-
	232	169.92	3/21/2026	-		-

Cecilia C. Welch	903	381.60	3/16/2024	2,779	(2)	8,337
	174	282.24	3/23/2025	-		-
	174	169.92	3/21/2026	-		-

James D. Sullivan	695	381.60	3/16/2024	2,779	(2)	8,337
	174	282.24	3/23/2025	-		-
	174	169.92	3/21/2026	-		-

(1)	Calculated based on the closing market price of the Company’s common stock on December 31, 2023 of $3.00 per share.

(2)

Consists of restricted stock awards which vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to the executive officer’s continued employment with or service to the Company through the applicable vesting date.

Narrative Disclosure to Outstanding Equity Awards at Fiscal Year End Table

The following are the material terms of each agreement, contract, plan or arrangement that provide for payments to one or more of our named executive officers at, following or pursuant to their resignation, retirement or termination, or in connection with a change in control of the Company.

Termination Arrangements

We may terminate our employment agreement with Mr. DePasquale at any time with or without cause. In the event of termination by us without cause, we will continue to pay Mr. DePasquale his then current base salary for the greater of nine months from the date of such termination or the number of months remaining until the end of the term of the agreement.

We may terminate our employment agreement with Mr. Sullivan at any time with or without cause. In the event of termination by us without cause, we will continue to pay Mr. Sullivan his then current base salary, plus earned commissions, for the greater of six months from the date of such termination or the number of months remaining until the end of the term of the agreement.

We may terminate our employment agreement with Ms. Welch at any time with or without cause. In the event of termination by us without cause, we will continue to pay Ms. Welch her then current base salary for the greater of six months from the date of such termination or the number of months remaining until the end of the term of the Agreement.

Change in Control Provisions

Our 2015 Equity Incentive Plan (the “2015 Plan”) provides for the acceleration of vesting of unvested options and termination of any restriction or forfeiture provisions applicable to restricted stock awards upon a “Change in Control” of the Company. A Change in Control is defined in the 2015 Plan to include (i) a sale or transfer of substantially all of the Company’s assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior stockholders of the Company hold less than 50% of the combined voting power of the surviving corporation’s outstanding securities; (iv) the incumbent directors cease to constitute at least a majority of the Board of Directors; or (v) a change in control of the Company which would otherwise be reportable under Section 13 or 15(d) of the Exchange Act. In the event of a “Change In Control” the 2015 Plan provides for the immediate vesting of all options issued thereunder and termination of all forfeiture provisions applicable to restricted stock award issued thereunder. Options issued to executive officers outside of the 2015 Plan contain change in control provisions substantially similar to those contained in the 2015 Plan.

Our employment agreement with Mr. DePasquale contains a change in control provision that is triggered if Mr. DePasquale is not offered continued employment with us or any successor, or within five years following such Change of Control, we or any successor terminate Mr. DePasquale’s employment without cause. If this occurs, then we will pay Mr. DePasquale his base salary and benefits earned but unpaid through the date of termination, and any prorated bonus earned during the then current bonus year, plus two times his then current base salary.

Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our named executive officers (“NEOs”), within the meaning of such rules, and certain financial performance measures of our Company. The table below provides information regarding compensation actually paid to our CEO, our principal executive officer (“PEO”), and average compensation actually paid to our other non-PEO named executive officers during each of the past three fiscal years, as well as total stockholder return and net income (loss) for each of the past three fiscal years.

Year	Summary Compensation Table Total for PEO(1)(2) ($)	Compensation Actually Paid to PEO(1)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(5) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(6)(7) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(8) ($)	Net Loss(9) ($)
2023	291,527	261,326	221,553	195,430	5	8,521,837
2022	372,080	254,494	336,208	283,723	17	11,909,903
2021	276,944	265,916	227,333	218,729	63	5,065,781

(1)

NEOs included in these columns reflect the following:

●         PEO (2023, 2022 and 2021): Michael W. DePasquale

●         Non-PEO NEOs (2023): Cecilia C. Welch and James D. Sullivan

●         Non-PEO NEOs (2022 and 2021): Mira K. LaCous and James D. Sullivan

(2)	Amounts reported represent the Summary Compensation Table total for our CEO for each of the years presented.

(3)

Amounts reported represent compensation actually paid to our CEO for each of the years presented. The dollar amounts in this column do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year.

(4)	Compensation actually paid to our PEO consists of the following amounts deducted from or added to the Summary Compensation Table total for our CEO for each of the years presented:

Michael W. DePasquale
Summary Compensation Table Total for 2023	$291,527
Deduct: Stock awards(a)	19,250
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(b)	5,835
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(8,356)
Add: Change in fair value of equity awards granted in prior years that vested during the year(d)	(8,430)
Compensation Actually Paid for 2023	261,326

Summary Compensation Table Total for 2022	$372,080
Deduct: Stock awards(a)	75,250
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(b)	20,479
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(58,378)
Add: Change in fair value of equity awards granted in prior years that vested during the year(d)	(4,436)
Compensation Actually Paid for 2022	254,494

Summary Compensation Table Total for 2021	$276,944
Deduct: Stock awards(a)	0
Add: Year-end value of equity awards granted during the year that are outstanding and unvested(b)	0
Add: Change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(5,505)
Add: Change in fair value of equity awards granted in prior years that vested during the year(d)	(5,523)
Compensation Actually Paid for 2021	265,916

(a)	Represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	Represents the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(c)

Represents the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(d)	Represents the amount of change in fair value as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; and (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year). Adjustments as provided in clause (iii) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of restricted stock awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by Nasdaq.

(5)

Average Summary Compensation Table total for non-PEO named executive officers reflects the average Summary Compensation Table total for Cecilia C. Welch and James D. Sullivan for 2023 and for Mira K. LaCous and James D. Sullivan for 2022 and 2021.

(6)

The amounts in this column represent the average compensation actually paid to the non-PEOs for each of the years presented. The dollar amounts in this column do not reflect the actual average amount of compensation earned by or paid to the non-PEOs during the applicable year.

(7)

Average compensation actually paid to non-PEO named executive officers reflects the average compensation actually paid to Cecilia C. Welch and James D. Sullivan for 2023 and to Mira K. LaCous and James D. Sullivan for 2022 and 2021, and consists of the following average amounts deducted from and added to the average Summary Compensation Table total for the non-PEO named executive officers for each of the years presented:

Average Non-PEO Named Executive Officers
Average Summary Compensation Table Total for 2023	$221,553
Deduct: Average stock awards(a)	16,500
Add: Average year-end value of equity awards granted during the year that are outstanding and unvested(b)	5,001
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(7,275)
Add: Average change in fair value of equity awards granted in prior years that vested during the year(d)	(7,349)
Average Compensation Actually Paid for 2023	195,430

Average Summary Compensation Table Total for 2022	$336,208
Deduct: Average stock awards(a)	40,313
Add: Average year-end value of equity awards granted during the year that are outstanding and unvested(b)	23,587
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(32,299)
Add: Average change in fair value of equity awards granted in prior years that vested during the year(d)	(3,461)
Average Compensation Actually Paid for 2022	283,723

Average Summary Compensation Table Total for 2021	$227,333
Deduct: Average stock awards(a)	0
Add: Average year-end value of equity awards granted during the year that are outstanding and unvested(b)	0
Add: Average change in fair value of equity awards granted in prior years that are outstanding and unvested(c)	(4,697)
Add: Average change in fair value of equity awards granted in prior years that vested during the year(d)	(3,907)
Average Compensation Actually Paid for 2021	218,729

(a)	Represents the average of the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	Represents the average of the year-end value of equity awards granted during the applicable year that are outstanding and unvested as of the end of such applicable year.

(c)

Represents the average of the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year.

(d)

Represents the average of the amount of change in fair value as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in prior years that vested during the applicable year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments for each applicable year and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; and (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year). Adjustments as provided in clause (iii) are inapplicable for all of the years presented in the table.

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The value of restricted stock awards is based on the fair value as of the end of the covered year or change in fair value during the covered year, in each case based on the closing sale price of our common stock, as reported by Nasdaq.

(8)

The total shareholder return is calculated by the difference between our common stock price at the end of the three-year measurement period by our stock price at the beginning of the measurement period. Because we do not pay any dividends, our total stockholder return does not assume the reinvestment of dividends.

(9)	Amounts reported represent the amount of net loss reflected in our audited consolidated financial statements for the applicable year and is presented in thousands.

Pay Versus Performance Relationship

In accordance with Item 402(v) of SEC Regulation S-K, we are providing the following narrative of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Company TSR. The amount of compensation actually paid to our PEO was aligned with our cumulative TSR between 2021 and 2022, but was not aligned between 2022 and 2023. This misalignment was due to the fact that a larger portion of the compensation actually paid to our PEO in 2022 (as compared to 2023) was comprised of equity awards, the value of which is driven by our stock price. The amount of compensation actually paid to our Non-PEOs was aligned with our cumulative TSR between 2022 and 2023, but was not aligned between 2021 and 2022. This misalignment was due to the fact that a larger portion of the compensation actually paid to our Non-PEOs in 2022 (as compared to 2021) was paid in cash as opposed to equity.

Compensation Actually Paid and Net Loss. The amount of compensation actually paid to our PEO is aligned with our net loss over the three years presented in the table, while the amount paid to our Non-PEOs was not aligned with our net loss over the three years presented in the table. The misalignment is due to the fact that equity constitutes a greater portion of the mix of compensation actually paid to our PEO than our Non-PEOs.

DIRECTOR COMPENSATION

The following table sets forth for each director, information regarding their compensation for the year ended December 31, 2023:

	Stock Awards	Total
Name (1)	($) (2)	($)

Thomas E. Bush, III (3)	7,001	7,001
Pieter Knook (4)	7,001	7,001
Robert J. Michel (5)	11,002	11,002
Emmanuel Alia (6)	10,002	10,002
Cameron Williams (7)	4,001	4,001

(1)	Mr. DePasquale and Kelvin Wong have been omitted from the above table because they do not receive any additional compensation for serving on our Board of Directors.

(2)	The aggregate fair value of the common stock issued was calculated based on the closing price of our common stock on the date of issuance in accordance with FASB ASC 718.

(3)	Mr. Bush resigned from the Board of Directors effective November 8, 2023.

(4)	Mr. Knook resigned from the Board of Directors effective May 13, 2023.

(5)	At December 31, 2023, Mr. Michel held options to purchase 117 shares of common stock and held 278 shares of restricted common stock.

(6)	At December 31, 2023, Mr. Alia held options to purchase 18 shares of common stock and held 278 shares of restricted common stock.

(7)	Mr. Williams joined the Board of Directors on June 2, 2023. At December 31, 2023 Mr. Williams held 278 shares of restricted common stock.

Narrative Disclosure to Director Compensation Table

During 2023, we had a policy to pay each non-employee director $3,000 per board meeting, $1,000 per telephonic board meeting, and $1,000 per board committee meeting attended. Fees for attendance at regular quarterly board meetings held during the first three quarters of each fiscal year are paid through the issuance of common stock and payments for the last meeting of the year are paid in cash or, at the option of the director, in shares of common stock. All of our directors elected to receive payment in common stock for the last board meeting in 2023. All directors will be indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law. We reimburse each of our non-employee directors for their reasonable expenses incurred in connection with attending meetings of the board of directors and related committees.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF BUSH & ASSOCIATES CPA LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024

The audit committee has appointed Bush & Associates CPA LLC (“Bush”) to audit and report on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2024. On April 23, 2024, our audit committee dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm and on April 24, 2024, our audit committee approved the engagement of Bush as the Company’s independent registered public accounting firm. Bush served as our independent registered public accounting firm for the fiscal year ended December 31, 2023.

The board of directors is submitting the selection of Bush for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but our board of directors and the audit committee believe the submission provides an opportunity for stockholders through their vote to communicate with the board and the audit committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Bush, the audit committee will reconsider, but will not be required to rescind, the selection of that firm as our independent registered public accounting firm. Representatives of Bush will attend the Annual Meeting and may make a statement if they wish. They will be available to answer appropriate questions at the Annual Meeting.

The audit committee has the authority and responsibility to retain, evaluate and replace our independent registered public accounting firm. The stockholders’ ratification of the appointment of Bush does not limit the authority of the audit committee to change our independent registered public accounting firm, as it deems necessary or appropriate, at any time.

Audit and Related Fees

The following table shows fees for professional services and audit fees billed to us by Bush for the audit of our annual consolidated financial statements for the year ended December 31, 2023. The following table also shows fees for professional services and audit fees billed to us by Marcum for review of our financial statements for the first, second and third quarters of 2023 and the second and third quarters of 2022, and audit of our financial statements for the year ended December 31, 2022. The table also includes the review of our financial statements for the first quarter 2022 by Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“RMSBG”), prior to RMSBG’s merger with Marcum:

	2023	2022

Audit Fees	$280,000	$133,000
Audit-Related Fees	73,151	27,913
Tax Fees	17,000	17,000
Other Fees	-	-
Total Fees	$370,151	$177,913

Audit Fees consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under audit fees. These fees relate primarily to services provided in connection with registration of securities and review of documents filed with the SEC.

Tax Fees consist of fees billed for professional services for tax compliance assistance rendered during the fiscal year.

Audit Committee Pre-Approval Procedures

The audit committee approves the engagement of our independent auditors to render audit and non-audit services before they are engaged. All of the fees for 2023 and 2022 shown above were pre-approved by the audit committee.

The audit committee pre-approves all audit and other permitted non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent auditors and senior management periodically report to the audit committee the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

Our audit committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In addition, our audit committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

Required Vote

Approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal. We do not expect any broker non-votes in connection with this proposal.

The board of directors recommends a vote FOR the proposal to ratify the selection of Bush & Associates CPA LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. Bush, our independent registered public accounting firm for 2023, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In connection with the preparation of our audited financial statements for the year ended December 31, 2023, the audit committee:

●	reviewed and discussed the audited financial statements with management;
●

discussed with Bush, our independent registered public accounting firm, the matters required to be discussed under applicable standards of the of the Public Company Accounting Oversight Board (“PCAOB”); and

●

received the written disclosures and the letter from Bush, our independent registered public accounting firm, required by the applicable requirements of the PCAOB regarding Bush’s communications with the audit committee concerning independence, discussed with Bush its independence, and satisfied itself as to their independence.

Based upon the review and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Carmeron E. Williams (Chairman)
Emmanuel Alia

Robert Michel

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, commonly known as a “Say-on-Pay”, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us, our board of directors, or any of our board committees.

Although the vote is non-binding, our board of directors and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We design our executive compensation program to implement our core objectives of attracting and retaining superior executive talent, motivating and rewarding executives whose knowledge, skills and performance are critical to our business, ensuring executive compensation is aligned with our corporate strategies and business objectives, and aligning executives’ incentives with the creation of stockholder value.

Resolution

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of our named executive officers as described in this proxy statement:

“RESOLVED that the Company’s stockholders hereby approve the compensation paid to the Company’s executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the various compensation tables and the accompanying narrative discussion included in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Required Vote

Approval of Proposal 3 requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against this proposal and broker non-votes will have no effect on this proposal.

The board of directors recommends an advisory vote FOR the resolution to approve the executive compensation as disclosed in this proxy statement.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

General

In accordance with Section 14A of the Exchange Act and Rule 14a-21(b) promulgated thereunder, we are asking our stockholders to indicate, in a non-binding advisory vote, whether future advisory votes to approve the compensation of the named executive officers should be held every year, every two years, or every three years.

Our board of directors has determined that our stockholders should have the opportunity to vote on the compensation of our named executive officers every year. The board believes that giving the stockholders the right to cast an advisory vote every year on the compensation of our named executive officers will provide stockholders with the opportunity to give us timely input on our executive compensation program.

Stockholders can specify one of four choices when voting on this proposal: every one year, every two years, every three years, or abstain. By voting on this proposal, stockholders are not voting to approve or disapprove the board’s recommendation. The frequency — every “one year,” “two years” or “three years” — receiving the highest number of votes will be determined to be the preferred frequency of holding future advisory votes on named executive officer compensation.

As this is an advisory vote, the results will not be binding on us or on the compensation committee of the board, and the board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option selected by our stockholders. We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officers’ compensation at our annual meetings at least once every six calendar years.

Resolution

Under this Proposal No. 4, stockholders may vote to have the “say-on-pay” vote every one year, every two years, every three years, or abstain from voting in response to the resolution set forth below.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

You are not voting in this proposal to approve or disapprove our board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to this proposal.

Required Vote

The frequency receiving the highest number of votes of the shares of common stock present in person or by proxy and entitled to vote on this proposal at the Annual Meeting will be determined to be the preferred frequency under Proposal 4. Abstentions and broker non-votes will have no effect on this proposal.

The board of directors recommends that stockholders vote for “One Year” on the advisory vote on frequency of advisory approval of executive compensation.

DELINQUENT SECTION 16(a) REPORTS

Reports of all transactions in our common stock by officers, directors and ten percent (10%) stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of the reports received, or representations of such reporting persons, we believe that during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and ten percent (10%) stockholders were satisfied in a timely fashion.

STOCKHOLDER PROPOSALS

Stockholder Proposals to Be Included in the Company’s Proxy Statement

Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included for the 2025 Annual Meeting, stockholder proposals must be received by us at our principal executive offices located at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733 no later than March 12, 2025, and must otherwise comply with the requirements of Rule 14a-8.

Stockholder Proposals Not to Be Included in the Company’s Proxy Statement

Stockholders wishing to present proposals for action at an annual meeting apart from proposals pursuant to Rule 14a-8 must do so in accordance with our bylaws. A stockholder must give timely notice of the proposed business to the Secretary at the executive offices referred to above. To be timely, a stockholder’s notice must be in writing, delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (a) the 60th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include: (i) a brief description of the business proposed to be brought before the meeting; (ii) the name and address, as they appear in our books, of the stockholder proposing such business; (iii) the class and number of shares of Company stock that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Our bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 90 days and not less than 60 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. Such proposals must be submitted in writing at the address shown above, so that it is received between May 24, 2025 and June 23, 2025. However, that in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (a) the 60th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The notice must set forth: (i) the name, age, business address and, if known, residence address of each such nominee; (ii) principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee; and (iv) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act. In addition, as to the stockholder giving the notice, the notice must include: (1) the name and record address of such stockholder; and (2) the class and number of shares of Company stock beneficially owned by such stockholder. Our nominating and corporate governance committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the board and other sources. The presiding officer at the annual meeting is required to determine whether any nomination was properly brought before the annual meeting in accordance with our bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall not be considered in the election. In addition, if applicable, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 23, 2024.

STOCKHOLDER COMMUNICATIONS

The board of directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the board of directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of Cecilia Welch, our Chief Financial Officer, at the principal executive offices of the Company at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the board of directors. The Chief Financial Officer has been authorized to screen commercial solicitations and materials that pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. The Chief Financial Officer shall promptly forward any and all such stockholder communications to the entire board of directors or the individual director as appropriate.

OTHER MATTERS

The Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Annual Meeting. As of the date of this proxy statement, the board of directors has not been advised of any other matters to be presented for discussion at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form-10-K, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2023, is being sent to stockholders of record as of July 1, 2024 with this proxy statement. The Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Stockholders of record as of July 1, 2024, and beneficial owners of our common stock on that date, may obtain from us without charge additional copies of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. If requested, we will provide stockholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Any requests from a beneficial owner of our common stock must set forth a good faith representation that, as of the record date for this solicitation, July 1, 2024, the person making the request was the beneficial owner of our common stock. Such written requests should be directed to us at, 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733, Attention: Chief Financial Officer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our website, www.bio-key.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

By Order of the Board of Directors

Michael W. DePasquale

Chairman of the Board of Directors

BIO-KEY INTERNATIONAL, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR ALL on proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Michael W. DePasquale 02) Wong Kwok Fong (Kelvin) 03) Robert J. Michel 04) Cameron E. Williams 05) Emmanuel Alia

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR on proposal 4:

	1 year	2 years	3 years	Abstain
4. APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF THE ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5:

	For	Against	Abstain
5. APPROVAL TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION, ADJOURNMENT OR POSTPONEMENT THEREOF.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000649483_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 10K Wrap are available at www.proxyvote.com

BIO-KEY INTERNATIONAL, INC.
Annual Meeting of Stockholders
August 22, 2024 10:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Michael W. DePasquale as his or her true and lawful agent and proxy with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of BIO-key International, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on August 22, 2024 at 10:00 a.m., local time, at our offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733, and at any adjournment(s), continuation(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and in his discretion upon any other matters which may properly come before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, "FOR" Proposals 2, 3 and 5, and "1 YEAR" on Proposal 4.

Continued and to be signed on reverse side

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